EXHIBIT 99.1
OCTOBER 30, 2019
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Third Quarter 2019 Results

Hammond, Louisiana, October 30, 2019 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter and year ending September 30, 2019.

The third quarter of 2019 was an exciting time and a period of great progress for First Guaranty Bancshares, Inc.

On July 31, 2019, we entered into a definitive agreement with The Union Bank of Marksville, Louisiana to acquire and merge The Union Bank with First Guaranty Bank. The Union Bank is a community Bank with assets of about $260 million and 7 locations located in Central Louisiana. The Union Bank is a solid bank with good earnings which matches incredibly with the culture and the business of First Guaranty Bank. The location of The Union Bank also fills in and connects the branch system of First Guaranty Bank across south Louisiana and north Louisiana. It is anticipated that this acquisition and merger will be completed in November of 2019.

Financially, as anticipated, earnings for the quarter increased sharply. Net income for the quarter ending September 30, 2019 was $3,847,000 compared to $3,397,000 for the same quarter of 2018 and as compared to $3,213,000 for the second quarter of 2019. Total Shareholders’ equity as of September 30, 2019 was $162,044,000 compared to $147,284,000 as of December 31, 2018. Book value per share increased to $18.40 as of September 30, 2019 compared to $16.72 as of December 31, 2018. Loan interest income continued to be a strong driver as it was $19,263,000 for the quarter compared to $16,867,000 for the third quarter of 2018 and, for the nine months ended September 30, 2019 $57,665,000 compared to $47,650,000 for the same period of 2018. Non-interest income was also a contributor totaling $3,179,000 for the quarter compared to $1,199,000 for the same period of 2018. This resulted from the growth of our SBA/USDA loan program.

In addition to The Union Bank agreement and our increased earnings, on September 6, 2019, we went “live” with the first stage of our nCino platform for the management and production of loans and deposits. This nCino platform will tremendously enhance our efficiency while also providing a much higher level of customer service.

Last, but certainly not least, on September 30, 2019, we paid our 105th consecutive quarterly dividend to our shareholders.

We continue to progress toward a fortress balance sheet. We continue to build a bigger, better, and stronger First Guaranty Bancshares, Inc. Our strong earnings continue. We continue toward our goals of improving our customer service, growing First Guaranty Bancshares, Inc., and enhancing value for our shareholders.

Sincerely,
Alton B. Lewis
President and CEO
First Guaranty, Bancshares, Inc.

About First Guaranty
First Guaranty, a Louisiana-based company, has approximately $1.8 billion in assets as of September 30, 2019 and provides personalized commercial banking services through 26 banking facilities located across Louisiana and Texas. For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents:
Cash and due from banks	$178,187	$127,416
Federal funds sold	781	549
Cash and cash equivalents	178,968	127,965

Investment securities:
Available for sale, at fair value	179,291	296,977
Held to maturity, at cost (estimated fair value of $90,061 and $104,840 respectively)	89,976	108,326
Investment securities	269,267	405,303

Federal Home Loan Bank stock, at cost	2,437	2,393
Loans held for sale	—	344

Loans, net of unearned income	1,292,911	1,225,268
Less: allowance for loan losses	12,230	10,776
Net loans	1,280,681	1,214,492

Premises and equipment, net	45,869	39,695
Goodwill	3,472	3,472
Intangible assets, net	3,142	3,528
Other real estate, net	3,370	1,138
Accrued interest receivable	7,238	6,716
Other assets	10,731	12,165
Total Assets	$1,805,175	$1,817,211

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$248,907	$244,516
Interest-bearing demand	594,968	594,359
Savings	108,826	109,958
Time	647,710	680,789
Total deposits	1,600,411	1,629,622

Short-term borrowings	—	—
Accrued interest payable	5,293	3,952
Senior long-term debt	17,638	19,838
Junior subordinated debentures	14,728	14,700
Other liabilities	5,061	1,815
Total Liabilities	1,643,131	1,669,927

Shareholders' Equity
Common stock:
$1 par value - authorized 100,600,000 shares; issued 8,807,175 shares	8,807	8,807
Surplus	92,268	92,268
Retained earnings	59,312	53,347
Accumulated other comprehensive income (loss)	1,657	(7,138)
Total Shareholders' Equity	162,044	147,284
Total Liabilities and Shareholders' Equity	$1,805,175	$1,817,211
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2019	2018	2019	2018
Interest Income:
Loans (including fees)	$19,263	$16,867	$57,665	$47,650
Deposits with other banks	872	158	2,461	274
Securities (including FHLB stock)	1,959	3,083	7,381	9,766
Federal funds sold	—	—	1	1
Total Interest Income	22,094	20,108	67,508	57,691

Interest Expense:
Demand deposits	2,504	2,155	8,146	6,273
Savings deposits	127	107	407	281
Time deposits	4,358	2,916	12,721	7,291
Borrowings	392	439	1,226	1,316
Total Interest Expense	7,381	5,617	22,500	15,161

Net Interest Income	14,713	14,491	45,008	42,530
Less: Provision for loan losses	1,727	372	4,148	568
Net Interest Income after Provision for Loan Losses	12,986	14,119	40,860	41,962

Noninterest Income:
Service charges, commissions and fees	707	768	1,928	2,262
ATM and debit card fees	579	540	1,686	1,572
Net gains (losses) on securities	29	(696)	(387)	(902)
Net gains on sale of loans	1,307	45	1,371	176
Other	557	542	1,528	1,437
Total Noninterest Income	3,179	1,199	6,126	4,545

Noninterest Expense:
Salaries and employee benefits	6,012	5,764	18,120	16,979
Occupancy and equipment expense	1,423	1,370	4,438	4,108
Other	3,875	4,022	11,582	10,953
Total Noninterest Expense	11,310	11,156	34,140	32,040

Income Before Income Taxes	4,855	4,162	12,846	14,467
Less: Provision for income taxes	1,008	765	2,654	2,872
Net Income	$3,847	$3,397	$10,192	$11,595

Per Common Share:
Earnings	$0.44	$0.39	$1.16	$1.32
Cash dividends paid	$0.16	$0.16	$0.48	$0.48

Weighted Average Common Shares Outstanding	8,807,175	8,807,175	8,807,175	8,807,175
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$167,568	$872	2.06%	$41,749	$158	1.50%
Securities (including FHLB stock)	284,575	1,959	2.73%	447,348	3,083	2.73%
Federal funds sold	480	—	—%	134	—	—%
Loans held for sale	8	—	—%	826	12	5.77%
Loans, net of unearned income	1,289,851	19,263	5.93%	1,176,670	16,855	5.68%
Total interest-earning assets	1,742,482	$22,094	5.03%	1,666,727	$20,108	4.79%

Noninterest-earning assets:
Cash and due from banks	8,439			9,968
Premises and equipment, net	44,598			38,294
Other assets	14,585			13,751
Total Assets	$1,810,104			$1,728,740

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$561,720	$2,504	1.77%	$535,123	$2,155	1.60%
Savings deposits	110,927	127	0.45%	112,113	107	0.38%
Time deposits	682,872	4,358	2.53%	639,613	2,916	1.81%
Borrowings	33,413	392	4.65%	38,268	439	4.55%
Total interest-bearing liabilities	1,388,932	$7,381	2.11%	1,325,117	$5,617	1.68%

Noninterest-bearing liabilities:
Demand deposits	250,382			254,405
Other	8,942			5,875
Total Liabilities	1,648,256			1,585,397

Shareholders' equity	161,848			143,343
Total Liabilities and Shareholders' Equity	$1,810,104			$1,728,740
Net interest income		$14,713			$14,491

Net interest rate spread (1)			2.92%			3.11%
Net interest-earning assets (2)	$353,550			$341,610
Net interest margin (3), (4)			3.35%			3.45%

Average interest-earning assets to interest-bearing liabilities			125.45%			125.78%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 3.36% and 3.46% for the above periods ended September 30, 2019 and 2018 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2019 and 2018 respectively.
(5)Annualized.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$150,174	$2,461	2.19%	$30,004	$274	1.22%
Securities (including FHLB stock)	349,039	7,381	2.83%	480,899	9,766	2.72%
Federal funds sold	468	1	0.25%	586	1	0.23%
Loans held for sale	416	24	7.71%	1,510	69	6.11%
Loans, net of unearned income	1,286,859	57,641	5.99%	1,158,246	47,581	5.49%
Total interest-earning assets	1,786,956	$67,508	5.05%	1,671,245	$57,691	4.62%

Noninterest-earning assets:
Cash and due from banks	8,818			10,185
Premises and equipment, net	42,743			38,221
Other assets	13,664			13,795
Total Assets	$1,852,181			$1,733,446

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$586,914	$8,146	1.86%	$569,605	$6,273	1.47%
Savings deposits	111,211	407	0.49%	110,933	281	0.34%
Time deposits	704,927	12,721	2.41%	611,792	7,291	1.59%
Borrowings	33,902	1,226	4.83%	40,377	1,316	4.36%
Total interest-bearing liabilities	1,436,954	$22,500	2.09%	1,332,707	$15,161	1.52%

Noninterest-bearing liabilities:
Demand deposits	250,523			253,372
Other	8,237			5,366
Total Liabilities	1,695,714			1,591,445

Shareholders' equity	156,467			142,001
Total Liabilities and Shareholders' Equity	$1,852,181			$1,733,446
Net interest income		$45,008			$42,530

Net interest rate spread (1)			2.96%			3.10%
Net interest-earning assets (2)	$350,002			$338,538
Net interest margin (3), (4)			3.37%			3.40%

Average interest-earning assets to interest-bearing liabilities			124.36%			125.40%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 3.38% and 3.42% for the above periods ended September 30, 2019 and 2018 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2019 and 2018 respectively.
(5)Annualized.

The following table summarizes the components of First Guaranty's loan portfolio as of September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018:

	September 30, 2019		June 30, 2019		March 31, 2019		December 31, 2018
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$157,980	12.2%	$148,156	11.4%	$142,861	11.0%	$124,644	10.1%
Farmland	16,484	1.3%	17,414	1.3%	18,904	1.5%	18,401	1.5%
1- 4 Family	187,772	14.5%	185,234	14.2%	179,798	13.8%	172,760	14.1%
Multifamily	22,459	1.7%	44,104	3.4%	42,186	3.2%	42,918	3.5%
Non-farm non-residential	585,177	45.1%	604,523	46.4%	607,928	46.7%	586,263	47.7%
Total Real Estate	969,872	74.8%	999,431	76.7%	991,677	76.2%	944,986	76.9%
Non-Real Estate:
Agricultural	29,193	2.3%	26,587	2.0%	21,465	1.7%	23,108	1.9%
Commercial and industrial	213,993	16.5%	199,768	15.3%	210,187	16.1%	200,877	16.4%
Consumer and other	83,029	6.4%	78,321	6.0%	78,162	6.0%	59,443	4.8%
Total Non-Real Estate	326,215	25.2%	304,676	23.3%	309,814	23.8%	283,428	23.1%
Total loans before unearned income	1,296,087	100.0%	1,304,107	100.0%	1,301,491	100.0%	1,228,414	100.0%
Unearned income	(3,176)		(3,554)		(3,335)		(3,146)
Total loans net of unearned income	$1,292,911		$1,300,553		$1,298,156		$1,225,268

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Nonaccrual loans:
Real Estate:
Construction and land development	$390	$402	$305	$311
Farmland	1,337	1,337	1,286	1,293
1- 4 family	1,975	1,678	2,538	2,246
Multifamily	—	—	—	—
Non-farm non-residential	745	609	3,650	864
Total Real Estate	4,447	4,026	7,779	4,714
Non-Real Estate:
Agricultural	4,842	4,923	4,916	3,651
Commercial and industrial	454	362	250	317
Consumer and other	1,155	37	50	61
Total Non-Real Estate	6,451	5,322	5,216	4,029
Total nonaccrual loans	10,898	9,348	12,995	8,743

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	—	—	—	—
Farmland	—	—	—	—
1- 4 family	2	60	363	26
Multifamily	—	—	—	—
Non-farm non-residential	184	468	—	—
Total Real Estate	186	528	363	26
Non-Real Estate:
Agricultural	—	242	—	—
Commercial and industrial	24	127	135	53
Consumer and other	128	19	115	66
Total Non-Real Estate	152	388	250	119
Total loans 90 days and greater delinquent & accruing	338	916	613	145

Total non-performing loans	11,236	10,264	13,608	8,888

Real Estate Owned:
Real Estate Loans:
Construction and land development	213	219	219	241
Farmland	—	—	—	—
1- 4 family	117	466	135	120
Multifamily	—	—	—	—
Non-farm non-residential	3,040	3,049	766	777
Total Real Estate	3,370	3,734	1,120	1,138
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	3,370	3,734	1,120	1,138

Total non-performing assets	$14,606	$13,998	$14,728	$10,026

Non-performing assets to total loans	1.13%	1.08%	1.13%	0.82%
Non-performing assets to total assets	0.81%	0.75%	0.77%	0.55%
Non-performing loans to total loans	0.87%	0.79%	1.05%	0.73%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At September 30,	At December 31,
(in thousands except for share data and %)	2019	2018	2017	2016	2015
Tangible Common Equity
Total shareholders' equity	$162,044	$147,284	$143,983	$124,349	$118,224
Adjustments:
Goodwill	3,472	3,472	3,472	1,999	1,999
Acquisition intangibles	2,433	2,704	3,249	978	1,298
Tangible common equity	$156,139	$141,108	$137,262	$121,372	$114,927
Common shares outstanding[1]	8,807,175	8,807,175	8,807,175	8,369,424	8,369,424
Book value per common share[1]	$18.40	$16.72	$16.35	$14.86	$14.13
Tangible book value per common share[1]	$17.73	$16.02	$15.59	$14.50	$13.73
Tangible Assets
Total Assets	$1,805,175	$1,817,211	$1,750,430	$1,500,946	$1,459,753
Adjustments:
Goodwill	3,472	3,472	3,472	1,999	1,999
Acquisition intangibles	2,433	3,704	3,249	978	1,298
Tangible Assets	$1,799,270	$1,811,035	$1,743,709	$1,497,969	$1,456,456
Tangible common equity to tangible assets	8.68%	7.79%	7.87%	8.10%	7.89%
[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.